Exhibit 10.2

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS STRICTLY SUBORDINATED TO ANY PRESENT OR FUTURE INDEBTEDNESS OWING FROM THE MAKER TO JGB CAPITAL, LP, JGB PARTNERS, LP AND JGB (CAYMAN) GLENEGEDALE LTD. AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS PURSUANT TO THE TERMS SET FORTH IN SECTION 6 HEREIN.

UNSECURED CONVERTIBLE PROMISSORY NOTE

May 19, 2023

Principal Amount: $[__]

FOR VALUE RECEIVED, PARTS iD, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of [__], or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to [__] dollars ($[__]) with interest accruing on the outstanding principal amount of this unsecured convertible promissory note (this “Note”) at the rate of seven and three-fourths percent (7.75%) per annum, compounded semi-annually, computed on the actual number of days elapsed based on a 365-day year. Interest shall commence with the date hereof and shall continue accruing on the outstanding principal until paid in full or otherwise converted pursuant to the terms herein. All payments on this Note shall be made by wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Payment; Maturity. All payments in cash on the principal balance of this Note shall be in lawful money of the United States of America. The principal balance may be prepaid at any time, at the election of Maker. Under no circumstances shall any individual, including but not limited to any executive officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. All payments shall be applied first to unpaid accrued interest, and thereafter to principal of this Note. If any payments on this Note become due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day. If not otherwise converted earlier in accordance with the terms of Section 4 below or repaid in full, the outstanding principal balance of this Note, including any accrued but unpaid interest thereon (the “Note Amount”) shall become fully due and payable upon May 19, 2025 (such date, the “Maturity Date”).

2. Optional Conversion Upon Maturity Date. Effective on the Maturity Date, if the Note Amount has not otherwise been repaid by Maker in accordance with the terms and conditions set forth herein, then at the option of the Payee, the Note Amount shall convert into that number of fully paid and nonassessable shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price equal to the Note Amount divided by the Conversion Price (as defined herein). For purposes of this Section 4, “Conversion Price” shall mean, for a share of the Company’s Common Stock on the Maturity Date, the closing bid price on the NYSE American or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Company (i.e. Bloomberg) or, if the NYSE American is not the principal trading market for the Company’s Common Stock, the closing bid price of such Common Stock on the principal securities exchange or trading market where such Common Stock is listed or traded or, if no closing bid price of such Common Stock is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such Common Stock that are listed in the “pink sheets”. If the Conversion Price cannot be calculated for the Company’s Common Stock on the Maturity Date in the manner provided above, the Conversion Price shall be the fair market value of a share of the Company’s Common Stock as determined by the Company’s board of directors.

3. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

4. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 3(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the Note Amount, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 3(b) and 3(c), the Note Amount, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

5. Unsecured Obligation. This Note is a general unsecured obligation of Maker, and such obligation is not guaranteed by any Person. As used in this Note, “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity. The indebtedness evidenced by this Note, and the Maker’s obligations to Payee hereunder, are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Senior Debt (as defined below).

6. Subordination.

6.1 Definitions. For purposes of this Section 6, the following terms shall have the following meanings:

(a) “Obligors” means, collectively, Parts iD, Inc. and Parts iD, LLC, and each of them individually, is sometimes referred to herein as an “Obligor”.

(b) “Senior Debt” means the principal of, premium, if any, interest (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) with respect to or in connection with, and all fees, costs, expenses, reimbursement amounts, indemnities and other amounts accrued or due on or in connection with, the Loan and Security Agreement (the “Senior Loan Agreement”), dated October 21, 2022, as amended on February 22, 2023, by and among (x) Parts iD, Inc. and Parts iD, LLC, as borrowers, (y) JGB Capital, LP, JGB Partners, LP and JGB (Cayman) Glenegedale Ltd., as noteholders (collectively the “Senior Lenders”), and (z) JGB Collateral, LLC, as collateral agent for the Senior Lenders (the “Senior Agent”).

(c) “Senior Liens” means the liens and security interests in the property and assets of the Obligors securing the Senior Debt, including, without limitation, the liens and security interests of the Senior Agent in the assets of the Obligors pursuant to the Senior Loan Agreement.

(d) “Subordinated Debt” means all obligations of the Maker now or hereafter existing under or in connection with this Note, whether for principal, interest (including, without limitation, interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), fees, costs, expenses, indemnities or otherwise.

6.2 Subordination to Senior Loan Agreement.

(a) The Obligors agree, and Payee also agrees, that the Subordinated Debt is and shall be subordinate to the prior payment in full in cash of the Senior Debt, and that such subordination is for the benefit of and enforceable by the Senior Lenders and the Senior Agent. Payee will not demand or receive from any Obligor (and no Obligor will pay to Payee) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, whether in cash or in kind, nor will Payee exercise any remedy with respect to the Subordinated Debt, nor will Payee commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against any Obligor, for so long as any portion of the Senior Debt remains outstanding.

(b) Payee subordinates to Senior Agent any security interest or lien that Payee may have in any property of any Obligor (it being agreed that Payee does not have, and Payee shall not seek or obtain, any security interest or lien in any property of any Obligor). Payee hereby (a) acknowledges and consents to the Senior Liens, (b) acknowledges and agrees that Senior Debt and the Senior Liens shall be permitted under the provisions of this Note, (c) acknowledges, agrees and covenants that it shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of the Senior Debt or any Senior Liens, and (d) acknowledges and agrees that the provisions of this Note will apply fully and unconditionally even in the event that the Senior Liens shall be unperfected. In the event that Payee obtains any lien or security interest in respect of any assets or property of the Obligors or any other such lien or security interest, such lien or security interest shall be subordinated to the Senior Liens.

(c) The Senior Lenders and the Senior Agent shall first be entitled to receive payment in full of all amounts due on or in respect of the Senior Debt (including interest after commencement of any bankruptcy proceeding at the rate specified in the Senior Loan Agreement) or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, before Payee shall be entitled to receive any payment with respect to the Subordinated Debt, in the event of any distribution to creditors of any Obligor in (a) any liquidation or dissolution of any Obligor; (b) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to an Obligor or its property; (c) any assignment by an Obligor for the benefit of its creditors; or (d) any marshalling of an Obligor’s assets and liabilities.

(d) Without limiting the generality of the foregoing, no Obligor shall make any payment in respect of the Subordinated Debt if an event of default on the Senior Debt occurs and is continuing (whether or not the maturity of the Senior Debt of the Obligors has been accelerated due to the occurrence of such of default) (a “Senior Default”).

(e) The provisions of this Section 6 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by Senior Lender upon the insolvency, bankruptcy or reorganization of an Obligor or otherwise, all as though such payment had not been made.

(f) No failure or delay by Senior Lender or Senior Agent to exercise any of its rights and remedies under this Section 6 shall constitute a waiver thereof; nor shall any partial exercise of any right or remedy preclude any further exercise of such right or of any other right. The remedies herein are cumulative and not exclusive of any remedies provided by law.

(g) Payee understands and agrees that at any time and from time to time, without notice to Payee, the Senior Lenders may take such actions with respect to the Senior Debt as the Senior Lenders in their sole discretion, may deem appropriate, including, without limitation, increasing the principal amount of the Senior Debt, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and the Senior Liens, and enforcing or failing to enforce any rights against any Obligor or any other person. No such action or inaction shall impair or otherwise affect the obligations of Payee, or the rights and remedies of Senior Lenders and Senior Agent, hereunder.

(h) The Payee and the Obligors agree that the Senior Lenders and the Senior Agent are express third party beneficiaries of this Section 6 and the Senior Lenders and the Senior Agent shall have the right to enforce the provisions of this Section 6 against the Payee and the Obligors. Notwithstanding anything contained herein to the contrary, no amendment, modification or waiver of the provisions of this Section 6 shall be effective unless set forth in a written instrument executed by the Senior Agent and the Senior Lenders.

6.3 Subordination to Litigation Funding Sources. Notwithstanding Section 6.2 above, the Subordinated Debt is hereby expressly subordinated in right of payment to the prior payment in full of all of the Permitted Litigation Indebtedness (as defined in the Senior Loan Agreement).

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of Payee who agrees to be bound to the terms of this Note or in connection with a change of control or sale of all or substantially all of the assets of Maker.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

PARTS iD, INC.

Name:	John Pendleton
Title:	Interim Chief Executive Officer & Executive Vice President, Legal & Corporate Affairs

ACKNOWLEDGED AND AGREED:

[PURCHASER]

Name:
Title:

[Signature Page to Unsecured Convertible Promissory Note]